Exhibit 99.1

Billtrust Appoints John W. Murray to its Board of Directors
Technology Executive Brings Experience in Achieving Transformational
Outcomes to Integrated B2B Payments Leader

LAWRENCEVILLE, NJ – April 25, 2022 – Billtrust (NASDAQ: BTRS), a B2B accounts receivable automation and integrated B2B payments leader, has announced that John W. Murray has joined its Board of Directors, effective April 22, 2022. Mr. Murray will serve as a member of Billtrust’s Nominating and Corporate Governance and Compensation Committees. A technology executive, entrepreneur and investor with experience in start-up, midsize and enterprise organizations, John has a successful track record leading organizations through periods of change. John is currently a strategic advisor and consultant for The Riverside Company, a global investment firm.

“On behalf of all of our directors, we are pleased to welcome John to the Billtrust Board,” said Flint Lane, Billtrust Chairman and CEO. “John has an incredible history of helping organizations achieve transformational outcomes, and we look forward to leveraging his insights and partnering with him as Billtrust continues its global expansion.”

John previously served as board chair for CreditIQ, a high-growth fintech software business delivering an end-to-end solution for online and in-store car sales. Prior to CreditIQ, John was the Chief Executive Officer of Paypro, a privately owned payroll and benefits company. On behalf of The Riverside Company, John presently serves on the Board of Directors of Eventsair, an Australia-based software company and has previously served on the Board of Directors of DentalPlans.com, a dental and health savings online marketplace, and as a member of the Board of Directors and interim executive at Paradigm Tax Services, a national consulting tax firm. He also served as a senior advisor to n2y LLC, an e-learning provider. Earlier, John was the Chief Information Officer of Assetmark (NYSE: AMK) and the Chief Technology Officer of Brigade Solutions. He began his career in investment banking at Credit Suisse and Stifel in New York and San Francisco. John has also served on many non-profit boards and local and state-wide commissions by political appointment.

“Working with an innovative and values-led company like Billtrust with an astounding track record of success in creating value for customers is a great fit for me,” said Murray. “It’s a true privilege to join Billtrust’s Board of Directors at this exciting time for the company, and I am thrilled to help Billtrust drive continued innovation and maximize shareholder value.”

John has a bachelor’s degree in Finance from the Marshall School of Business at the University of Southern California and an MBA from the Haas School of Business at UC Berkeley.

About Billtrust
Billtrust (NASDAQ: BTRS) is a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate B2B commerce. Accounts receivable is broken and relies on conventional processes that are outdated, inefficient, manual and largely paper based. Billtrust is at the forefront of the digital transformation of AR, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoice delivery, payments and remittance capture, invoicing, cash application and collections. For more information, visit Billtrust.com.

Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “continue” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Billtrust’s global expansion, innovation and shareholder value. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Billtrust. These forward looking statements are subject to a number of risks and uncertainties, including those factors discussed in Billtrust’s filings with the Securities and Exchange Commission, including in the “Risk Factors’’ and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Billtrust’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. If these risks or uncertainties materialize or Billtrust’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Billtrust presently does not know or that Billtrust currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Billtrust anticipates that subsequent events and developments will cause its assessments to change. However, while Billtrust may elect to update these forward-looking statements at some point in the future, Billtrust disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact
John T. Williams
IR@billtrust.com

Media Contact
Paul Accardo
PR@billtrust.com

###